UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 28, 2015

Date of Report (Date of earliest event reported)

ATMOS ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

TEXAS AND VIRGINIA	1-10042	75-1743247
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 THREE LINCOLN CENTRE, 5430 LBJ FREEWAY, DALLAS, TEXAS	75240
(Address of Principal Executive Offices)	(Zip Code)

(972) 934-9227

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported in our news release issued September 28, 2015, Atmos Energy Corporation announced several promotions among members of its senior management group, all to be effective on October 1, 2015. Kim R. Cocklin, currently President and designated Chief Executive Officer, has been appointed by the Board of Directors to the newly-created standalone position of Chief Executive Officer. Mr. Cocklin will continue to receive his current level of compensation and benefits through his continued participation in all applicable benefit plans offered by Atmos Energy to our senior officers.

Michael E. Haefner, currently Executive Vice President, has been appointed by the Board of Directors as President and Chief Operating Officer and will continue to report to Mr. Cocklin. Although Atmos Energy is not a party to any employment agreement with Mr. Haefner, beginning October 1, 2015, in connection with his promotion, he will receive an increase in annual salary from $472,500 to $520,000 and a commensurate increase in his incentive target awards under Atmos Energy’s short-term and long-term incentive compensation plans. Mr. Haefner will also continue his participation in all applicable benefit plans offered by Atmos Energy to our senior officers.

Marvin L. Sweetin, currently Senior President, Utility Operations, has been appointed by the Board of Directors to the newly-created position of Senior Vice President of Safety and Utility Services and will continue to report to Mr. Cocklin. Mr. Sweetin will continue to receive his current level of compensation and benefits through his continued participation in all applicable benefit plans offered by Atmos Energy to our senior officers.

A copy of a news release issued on September 28, 2015 announcing these senior management changes is filed herewith as Exhibit 99.1.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 28, 2015, the Board of Directors of the Company adopted amendments to the Company’s Bylaws, effective immediately, primarily to effect all amendments necessary to reflect the establishment of the standalone office of Chief Executive Officer of the Company, including amendments to Sections 2.03 “Special Meetings,” 2.04 “Notice of Annual or of Special Meeting,” 4.03 “Special Meetings,” 8.01 “Executive Officers,” 8.02 “Election and Qualification,” 8.07 “Chief Executive Officer,” 8.10 “Secretary” and 10.01 “Certificates Representing Shares.” These amendments specify that the Chief Executive Officer has supervisory power over the President and other officers of the Company and has the same powers as the President to call and send notices of meetings of the shareholders and of the Board of Directors and to execute stock certificates.

In addition, the Board adopted new Sections 2.12 “Conduct of Meeting,” which specifies how the chairman and secretary for each meeting of shareholders is determined and 8.06 “Chairman of the Board,” in which the revised powers and duties of the Chairman are described. The Board also adopted amendments to Sections 2.13 “Order of Business,” to clarify that the Board of Directors may adopt rules and procedures for the conduct of shareholder meetings, and 3.03 “Election and Term,” to remove outdated language relating to director elections and terms during the time the Board was classified prior to the 2011 annual meeting of shareholders. Finally, several other sections of the Bylaws were amended to clarify or remove outdated provisions. The Amended and Restated Bylaws (as of September 28, 2015) reflecting all amendments adopted by the Board are filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amended and Restated Bylaws of Atmos Energy Corporation (as of September 28, 2015)

99.1	News Release issued by Atmos Energy Corporation dated September 28, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMOS ENERGY CORPORATION
(Registrant)

DATE: September 28, 2015	By:	/s/ LOUIS P. GREGORY
Louis P. Gregory
Senior Vice President, General Counsel
and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Atmos Energy Corporation (as of September 28, 2015)

99.1	News Release issued by Atmos Energy Corporation dated September 28, 2015

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